Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of Insys Therapeutics, Inc. (the “Company”), for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Santosh Vetticaden, principal executive officer of the Company, and Darryl S. Baker, principal financial officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Dr. Santosh Vetticaden
Dr. Santosh Vetticaden
Interim Chief Executive Officer and Chief Medical Officer (Principal Executive Officer)

Dated	April 7, 2017

By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer
(Principal Financial Officer)

Dated	April 7, 2017